Exhibit 10.32

WOLVERINE WORLD WIDE, INC. BOARD OF DIRECTORS

RESOLUTIONS AUTHORIZING MERGER OF THE
WOLVERINE COLLECTIVELY BARGAINED EMPLOYEES’ PENSION PLAN AND
THE WOLVERINE EMPLOYEES’ PENSION PLAN

WHEREAS, Wolverine World Wide, Inc. sponsors and maintains the Wolverine Collectively Bargained Employees’ Pension Plan (“WCBEPP”) and the Wolverine Employees’ Pension Plan (“WEPP”); and

WHEREAS, the WCBEPP no longer has any active participants, and merging the WCBEPP into the WEPP can reduce the expenses associated with maintaining the WCBEPP; and

WHEREAS, the funding level of each plan is such that the merger is not prohibited by Code Section 436.

NOW, THEREFORE, BE IT RESOLVED, that the WCBEPP shall be merged into the WEPP effective as of December 31, 2019; and be it further

RESOLVED, that the WEPP, as the survivor of the merged plans, shall be the source of all accrued benefits for all participants of the merged plans, and the assets of the combined plans shall be applied to provide all accrued benefits; and be it further

RESOLVED, that the accrued benefit of each participant in the survivor plan immediately following the merger shall be not less than the accrued benefit of each participant in the separate plans immediately prior to the merger, in accordance with Code Section 414(l); and be it further

RESOLVED, that the assets of the WBCEPP will be transferred to Russell Trust Company in its capacity as trustee for the WEPP; and be it further

RESOLVED, that the merger shall not be a termination of the WBCEPP; and be it further

RESOLVED, that to the extent necessary, the actions set forth in these resolutions shall be deemed an amendment to the plans; and be it further

RESOLVED, that the Company ratifies and affirms that the Wolverine World Wide Plan Administrative Committee is the named fiduciary and plan administrator for the plans and the survivor plan; and be it further

RESOLVED, that the Chief Executive Officer and President; Senior Vice President, Chief Financial Officer and Treasurer; Senior Vice President, General Counsel and Secretary; any member of the Wolverine World Wide Plan Administrative Committee, and each of them and each of their designees, are authorized from time to time, on behalf of this Company, under the corporate seal of this Company, if desired, to execute, acknowledge and deliver any such agreements, notices, waivers, consents, amendments, and other instruments and documents and to take such other action, as may be shown by his or her execution and performance thereof to be in his or her judgment necessary or desirable in connection with the actions authorized by these resolutions, the taking of any such action to be conclusive evidence that the same has been authorized by the Committee and being hereby ratified, confirmed and approved and that all such actions previously taken are ratified and affirmed.